Exhibit 32.1

Certifications of

Chief Executive Officer and Chief Financial Officer

Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of the

Sarbanes-Oxley Act of 2002

I, Steven W. Moster, Chief Executive Officer of Viad Corp, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Viad Corp’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in Viad Corp’s Quarterly Report on Form 10-Q fairly presents, in all material respects, Viad Corp’s financial condition and results of operations.

Date: November 2, 2018	By: /s/ Steven W. Moster
Steven W. Moster
President and Chief Executive Officer

I, Ellen M. Ingersoll, Chief Financial Officer of Viad Corp, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Viad Corp’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in Viad Corp’s Quarterly Report on Form 10-Q fairly presents, in all material respects, Viad Corp’s financial condition and results of operations.

Date: November 2, 2018	By: /s/ Ellen M. Ingersoll
Ellen M. Ingersoll
Chief Financial Officer